Exhibit 10.2

SECURITIES EXCHANGE AND AMENDMENT AGREEMENT

This SECURITIES EXCHANGE AND AMENDMENT AGREEMENT (this “Agreement”) is made effective as of September 10, 2026, by and between Nuvve Holding Corp. (the “Company”) and the investors listed on the signature pages hereto (each, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, as of the date hereof, each Holder holds the number of shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), as set forth opposite each Holder’s name on Schedule 1 attached hereto (collectively, the “Original Shares”);

WHEREAS, the Company and the Holders have agreed to exchange all outstanding Original Shares held by the Holders as of the date hereof for the number of shares (the “Exchange Shares”) of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”), created pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”), set forth opposite each Holder’s name on Schedule 1 hereto, pursuant to the terms and conditions set forth in this Agreement and in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company and the Holders are party to that certain Registration Rights Agreement, dated November 14, 2025 (the “Registration Rights Agreement”);

WHEREAS, pursuant to Section 6(d) of the Registration Rights Agreement, the Registration Rights Agreement can be amended by a written instrument signed by the Company and the holders of 50.1% or more of the outstanding Registrable Securities (as defined in the Registration Rights Agreement);

WHEREAS, the Holders collectively hold more than 50.1% of the outstanding Registrable Securities (as defined in the Registration Rights Agreement) as of the date hereof; and

WHEREAS, the Company and the Holders desire to amend the Registration Rights Agreement to provide that the shares of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”) issuable upon the conversion of any shares of Series C Preferred Stock issued to the Holders (the “Conversion Shares”) be deemed “Registrable Securities” under the Registration Rights Agreement, such that the Conversion Shares shall be subject to certain registration rights set forth in the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

AGREEMENT

ARTICLE I. DEFINITIONS

1.01 Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms as set forth below:

(a) “Board of Directors” means the board of directors of the Company.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

(c) “Closing Date” shall have the meaning set forth in Section 2.01(a) hereof.

(d) “Commission” means the United States Securities and Exchange Commission.

(e) “Conversion Shares” shall have the meaning set forth in the recitals hereof.

(f) “Exchange” shall have the meaning set forth in Section 2.01(a) hereof.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(h) “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

(i) “National Securities Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or any successors to any of the foregoing.

(j) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(k) “Principal Market” means the Trading Market on which the Common Stock is primarily listed or quoted for trading on the date in question.

(l) “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

(m) “Shares” means the Exchange Shares and the Conversion Shares.

(n) “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the National Securities Exchange from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock immediately prior to the Closing.

(o) “Trading Day” means a day on which the Principal Market is open for trading.

(p) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the Pink Open Market operated by OTC Markets Group, Inc., the OTCQB Venture Market, the OTCID Market or the OTCQX Best Market, or any successors to any of the foregoing.

(q) “Transaction Documents” means this Agreement, the Registration Rights Agreement, as amended, and the Certificate of Designation, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II. EXCHANGE, AMENDMENTS AND TERMINATION

2.01 The Exchange. At the Closing (as defined below), the Company and each Holder shall, pursuant to Section 3(a)(9) of the Securities Act, exchange such Holder’s Original Shares for the Exchange Shares in the amounts set forth opposite such Holder’s name on Schedule 1 hereto (collectively, the “Exchange”).

(a) Closing. The closing of the Exchange (the “Closing”) shall occur remotely via exchange of signatures on the Trading Day on which all conditions have been satisfied or waived (such date, the “Closing Date”).

(b) No Consideration. On the Closing Date, the Exchange Shares shall be issued to each Holder in the amounts set forth opposite such Holder’s name on Schedule 1 attached hereto, in exchange for such Holder’s Original Shares, without the payment of any other consideration by such Holder that would not be consistent with the application of Section 3(a)(9) of the Securities Act to the issuance of the Exchange Shares.

(c) Delivery. In the Exchange, the Company shall, at the Closing, issue and deliver (or cause to be issued and delivered) the Exchange Shares to the Holders (or in the name of a custodian or nominee of each Holder, or as otherwise requested by the respective Holder in writing) at the Holder’s election, in book-entry form. The Exchange Shares shall contain any restrictive legends required by the Securities Act.

(d) Tacking. The holding period of the Original Shares for purposes of Rule 144 and Section 4(a)(1) of the Securities Act tacks on to the holding period of the Exchange Shares.

(e) Legend Removal. The Company shall, and shall cause its legal counsel to, cooperate in good faith with each Holder and the transfer agent of the Company (the “Transfer Agent”) in connection with any request for the removal of restrictive legends relating to the Conversion Shares. Such counsel shall deliver any required opinions promptly and shall not impose conditions or requirements beyond what is strictly necessary to comply with applicable securities laws and customary legal practice. The Company shall be responsible for the prompt and full payment of all fees and expenses of its Transfer Agent, legal counsel, and any other costs associated with such legend removals.

2.02 Amendment of Registration Rights Agreement. The parties hereto hereby agree that, effective as of the Closing, the terms of the Registration Rights Agreement be amended to provide that the Conversion Shares issuable upon the conversion of any shares of Series C Preferred Stock issued to the Holders shall constitute “Registrable Securities” as defined under the Registration Rights Agreement, and such Conversion Shares shall be subject to the same registration rights applicable to the shares of Common Stock issuable upon the conversion of the shares of Series A Preferred Stock under the Registration Rights Agreement.

2.03 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Holder the following:

(i) this Agreement duly executed by the Company;

(ii) a certified copy of the Certificate of Designation as certified by the Delaware Secretary of State of the State of Delaware;

(iii) an irrevocable instruction letter to the transfer agent of the Company regarding the issuance of Conversion Shares; and

(iv) a certificate of good standing from the Secretary of State of Delaware.

(b) On or prior to the Closing Date, each Holder shall deliver or cause to be delivered to the Company this Agreement duly executed by such Holder.

2.04 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) all obligations, covenants and agreements of each Holder required to be performed at or prior to the Closing Date shall have been performed;

(ii) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Holders contained herein; and

(iii) the delivery by each Holder of the item set forth in Section 2.03(b) of this Agreement.

(b) The obligations of each Holder hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.03(a) of this Agreement;

(iv) the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Exchange Shares, including without limitation, those required by the Principal Market, if any.

(v) there shall have been no Material Adverse Effect with respect to the Company; and

(vi) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s Principal Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Holders, makes it impracticable or inadvisable to consummate the Exchange.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Holder as of the date hereof as follows:

3.01 Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

3.02 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the transactions contemplated by this Agreement and the other Transaction Documents and to issue the Shares in accordance with the terms thereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action of the Company, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. When executed and delivered by the Company, the Transaction Documents shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

3.03 Issuance of Shares. When the Shares are issued in accordance with the terms of this Agreement and the Certificate of Designation, as applicable, the Shares shall be validly issued and outstanding, fully-paid, non-assessable and free and clear of all liens, of any pre-emptive rights and of rights of refusal of any kind.

3.04 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not materially: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under the Transaction Documents.

3.05 SEC Reports; Financial Statements. Other than as set forth on Schedule 3.05 hereto, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.06 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE HOLDER

Each Holder represents and warrants to the Company as of the date hereof as follows:

4.01 Organization and Standing of the Holder. Such Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

4.02 Authorization and Power. Such Holder has the requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by such Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of such Holder or its Board of Directors or stockholders is required. When executed and delivered by such Holder, this Agreement shall constitute the valid and binding obligations of such Holder enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

4.03 Ownership. Such Holder is the sole owner of all right, title and interest in and to the Original Shares as set forth opposite such Holder’s name on Schedule 1 hereto under the column “Outstanding Original Shares”, free and clear of all liens, and such amount of Original Shares set forth opposite such Holder’s name on Schedule 1 hereto constitutes all of such Holder’s shares of Series A Preferred Stock.

ARTICLE V. MISCELLANEOUS

5.01 Mutual Release of Claims. The Company on behalf of itself, and its respective parents, subsidiaries, predecessors, successors, assigns, and transferees, as well as its respective former and present directors, officers, managers, shareholders, members, partners, and insurers, agree that the foregoing consideration represents settlement in full of all outstanding obligations owed by the Company and this Agreement fully and finally resolves all claims, contentions, and allegations it and each Holder has or may have, from the beginning of time to the date of this Agreement, arising out of or in any way relating to the Original Shares. The Company and each Holder mutually agree and each hereby fully and forever releases the other from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement.

5.02 Stockholder Approval. If the Common Stock shall become listed or quoted for trading on a National Securities Exchange subsequent to the date hereof, the Company shall hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) at the earliest practical date for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Stockholder Approval.

5.03 Amendment. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Holders entitled to receive in the Exchange, in the aggregate, at least a majority of the number of Series C Preferred Stock issuable at the Closing.

5.04 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) upon delivery by e-mail (if delivered on a Business Day during normal business hours where such notice is to be received) upon recipient’s actual receipt and acknowledgement of such e-mail. The addresses for such communications shall be:

If to the Company:

Nuvve Holding Corp.

2488 Historic Decatur Road, Ste 230

San Diego, CA 92106

Attention: Chief Executive Officer

Telephone: (619) 456-5161

Email: gregory@nuvve.com

With a copy (for informational purposes only) to:

Baker & Hostetler, LLP

1900 Avenue of the Stars

Suite 2700

Los Angeles, CA 90067-4301

Telephone: (310) 820-8800

Attention: J.R. Lanis, Esq.

E-mail: jrlanis@bakerlaw.com

If to a Holder, to its mailing address and e-mail address set forth on the Holder’s respective signature page attached hereto.

Any Holder hereto may from time to time change its address for notices by giving written notice of such changed address to the Company.

5.05 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

5.06 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of the laws of any other jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware for the adjudication of any dispute hereunder, irrevocably waives any objection to such forum, and irrevocably waives any right to trial by jury.

5.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange and Amendment Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Name:	Gregory Poilasne
Title:	Chief Executive Officer

[Signature Page to Securities Exchange and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange and Amendment Agreement to be duly executed by their respective authorized officers as of the date first above written.

HOLDER:

FIVE NARROW LANE, L.P.

By:	/s/ Arie Rabinowitz
Name:	Arie Rabinowitz
Title:	Managing Member

Address:

[Signature Page to Securities Exchange and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange and Amendment Agreement to be duly executed by their respective authorized officers as of the date first above written.

HOLDER:

BRISTOL INVESTMENT FUND, LTD.

By:	/s/ Paul Kessler
Name:	Paul Kessler
Title:	Director

Address:

[Signature Page to Securities Exchange and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange and Amendment Agreement to be duly executed by their respective authorized officers as of the date first above written.

HOLDER:

RAINFOREST PARTNERS LLC

By:	/s/ Mark Weinberger
Name:	Mark Weinberger
Title:	Authorized Signatory

Address:

[Signature Page to Securities Exchange and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange and Amendment Agreement to be duly executed by their respective authorized officers as of the date first above written.

HOLDER:

THE HEWLETT FUND LP

By:	/s/ Martin Chopp
Name:	Martin Chopp
Title:	General Partner

Address:

[Signature Page to Securities Exchange and Amendment Agreement]

Schedule 1

Schedule of Holders

Name of Holder	Outstanding Original Shares	Exchange Shares
Five Narrow Lane, L.P.	1,405.321	1,405.321
Bristol Investment Fund, Ltd.	277.778	277.778
Rainforest Partners LLC	277.778	277.778
The Hewlett Fund LP	277.778	277.778

Exhibit A

Certificate of Designation